Exhibit 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES RECORD ANNUAL EARNINGS
NASDAQ Global Select Market Symbol - "SBSI"

Tyler, Texas (February 1, 2008) Southside Bancshares, Inc. (“Southside” or the “Company”) today reported its financial results for the three months and year ended December 31, 2007.

Southside reported record net income of $16.7 million for the year ended December 31, 2007, an increase of $1.7 million, or 11.2%, when compared to $15.0 million for the same period in 2006.

Net income for the three months ended December 31, 2007, increased $655,000 to $4.8 million from $4.2 million, or 15.7%, for the same period in 2006.

Earnings per fully diluted share increased $0.12, or 10.7%, to $1.24 for the year ended December 31, 2007, when compared to $1.12 for the same period in 2006.  Earnings per fully diluted share increased $0.05, or 16.1%, to $0.36 for the three months ended December 31, 2007, compared to $0.31 for the same period in 2006.

The return on average shareholders’ equity for the twelve months ended December 31, 2007 increased to 14.05%, compared to 13.48%, for the same period in 2006.  The annual return on average assets increased to 0.87%, for the twelve months ended December 31, 2007, compared to 0.81%, for the same period in 2006.

“2007 was a remarkable year,” stated B. G. Hartley, Chairman and Chief Executive Officer. “Our well established business plan, anchored by well quantified credit standards, conservative balance sheet management and the retention of a seasoned management team, allowed Southside to distinguish itself in one of the most challenging environments for financial institutions in several decades. Despite the current uncertainty, your company, during 2007 acquired Fort Worth National Bancshares, successfully issued trust preferred securities, opened two denovo branches, started Southside Financial Group, experienced solid growth in its core business and finished with record annual net income.  We believe our current strength gives us the opportunity to expand and execute our business model in 2008 and beyond. The resulting flexibility at this time of tremendous volatility in the financial markets appears to have become a very precious commodity.”

“Unlike many financial institutions, we deliberately chose to forego modest amounts of income during prior years when credit spreads were unacceptable to Southside. Given the dramatic shift in the credit markets we are now in a position to reevaluate lending strategies consistent with this current environment using our time tested, quantifiable credit standards. In addition we may also evaluate other strategic options including but not limited to, continued acquisitions, expanding the denovo branch program and regional lending initiative which may include growing our Texas footprint as well as a further leveraging of the balance sheet.”

The following are highlights during 2007 that are worthy of special mention:

Southside completed the acquisition of Fort Worth National Bancshares during October, dovetailing nicely into our expansion to the west of Tyler we began several years ago. This expanded our Texas footprint into the growing and dynamic markets of Fort Worth, Arlington and Austin. To finance this acquisition, we successfully completed the issuance of $35 million dollars of trust preferred securities amidst severe disruptions in the credit markets.  Goodwill and recognized intangibles associated with this acquisition were $23.6 million at December 31, 2007.

During the third quarter we purchased a 50 percent interest in Southside Financial Group, LLC. (“SFG”) a company engaged in purchasing existing high yield automobile loan portfolios with performance histories from lenders throughout the United States. The presence of an executive management team with extensive experience in the high yield auto market to operate this company, along with our credit underwriting experience formed the basis for this partnership. Integration has so far exceeded our original timetable. Southside continues to be excited about the possibilities associated with this business.

Our regional lending initiative gained significant traction during 2007. This investment along with many of our previous branch investments, which in prior years were negatively impacting short-term earnings, are now contributing to earnings and funding today’s investments.

Loan and Deposit Growth

For the three months ended December 31, 2007, total loans grew by $165.6 million, or 20.8%.  Approximately $107.0 million can be attributed to the acquisition of Fort Worth National Bank.  SFG purchases of existing sub-prime automobile portfolios with performance histories and at discounted prices to reflect potential credit issues were approximately $45.0 million.  Therefore, organic loan growth for the three months ended December 31, 2007 was $13.6 million.

Nonperforming assets while still at a relatively low level increased $1.8 million, or 87.0% for the three months ended December 31, 2007.  The ratio of non-performing assets to total assets remained below 0.20%.  It is important to note that approximately $600,000 of this increase, represents nonperforming assets that were purchased during the fourth quarter at significant discounts.  These assets were part of a much larger purchase of an automobile loan portfolio acquired through SFG during the fourth quarter.  Nonperforming assets, not including those acquired during the fourth quarter, increased approximately $1.2 million, all of which were attributable to the SFG automobile loans.

During the three months ended December 31, 2007, deposits increased $176.2 million, or 13.0%, to $1.5 billion from $1.4 billion at September 30, 2007.  Deposit growth during the quarter resulting from the Fort Worth National Bank acquisition was $109.1 million with organic deposit growth responsible for the remaining $67.1 million.

Net Interest Income

Net interest income increased $3.4 million, or 32.9% and $2.2 million, or 5.3%, to $13.6 million and $43.9 million for the three and twelve months ended December 31, 2007, when compared to $10.2 million and $ 41.7 million for the same periods in 2006.  For the three months ended December 31, 2007, the net interest spread and margin increased, while for the twelve months ended December 31, 2007, the net interest margin increased and the net interest spread experienced a slight decrease.  The increase in our net interest margin reflects the volume changes combined with the rate changes.  The decrease in our net interest spread for the twelve months ended December 31, 2007, reflects an increase in the average short-term borrowing rates that exceeded the increase in the yields on the average earning assets.  For the three months ended December 31, 2007 when compared to the same period in 2006, our net interest spread increased to 2.16%, from 1.65%, and during the same periods the net interest margin increased to 2.94% from 2.45%.  For the twelve months ended December 31, 2007 when compared to the same period in 2006, our net  interest margin increased to 2.64%, from 2.57%, while during the same period the net interest spread decreased slightly to 1.80% from 1.85%.  Compared to the previous quarter, the net interest margin and net interest spread for the three months ended December 31, 2007 increased to 2.94% and 2.16%, respectively, from 2.52% and 1.65% for the three months ended September 30, 2007.  This was due in part to an increase in the automobile portfolios purchased during the fourth quarter of 2007, which more than offset the increase in leverage at a lower net interest margin and spread and the issuance of trust preferred securities in mid August 2007 related to our acquisition of Fort Worth National Bank.

Net Income for the Three Months and Twelve Months

The increase in net income for the three and twelve months ended December 31, 2007 was primarily a result of the increase in net interest income and noninterest income partially offset by an increase in provision for loan loss and noninterest expense.  Noninterest income, excluding gain on available for sale securities, increased $914,000, or 15.3%, and $2.8 million, or 12.2%, for the three and twelve months ended December 31, 2007, compared to the same periods in 2006.  The increase in noninterest income was primarily the result of increases in deposit services income, trust income, and other income.  Provision for loan losses increased $1.3 million, or 1,017.6%, and $1.3 million, or 117.7% for the three and twelve months ended December 31, 2007, compared to the same period in 2006 primarily as a result of the increase in loans and the investment in the automobile loan portfolios.

Noninterest expense increased $2.2 million, or 20.3%, and $2.3 million, or 5.2%, for the three and twelve months ended December 31, 2007, compared to the same periods in 2006.  The increase in noninterest expense was primarily a result of the increase in salaries and employee benefits and other expense.  The increase in salaries and employee benefits for the three and twelve months ended December 31, 2007 were $1.1 million, or 16.9%, and $1.1 million, or 3.8%, compared to the same periods in 2006.  Due to the acquisition of Fort Worth National Bank during the fourth quarter of 2007 and Southside Financial Group in the third quarter of 2007, most noninterest expense categories experienced increases.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $2.2 billion in assets that owns 100% of Southside Bank and Fort Worth National Bank.  Southside Bank and Fort Worth National Bank currently have 44 banking centers in Texas and operate a network of 45 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," "anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of the Company’s expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At	At
	December 31,	December 31,
	2007	2006
	(dollars in thousands)
	(unaudited)
Selected Financial Condition Data (at end of period):

Total assets	$2,196,322	$1,890,976
Loans	961,230	759,147
Allowance for loan losses	9,753	7,193
Mortgage-backed and related securities:
Available for sale, at estimated fair value	727,553	643,164
Held to maturity, at cost	189,965	226,162
Investment securities:
Available for sale, at estimated fair value	109,928	98,952
Held to maturity, at cost	475	1,351
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	19,850	25,614
Deposits	1,530,491	1,282,475
Long-term obligations	146,558	149,998
Shareholders’ equity	132,328	110,604
Nonperforming assets	3,946	2,110
Nonaccrual loans	2,913	1,333
Loans 90 days past due	400	128
Restructured loans	225	220
Other real estate owned	153	351
Repossessed assets	255	78

Asset Quality Ratios:
Nonaccruing loans to total loans	0.30%	0.18%
Allowance for loan losses to nonaccruing loans	334.81	539.61
Allowance for loan losses to nonperforming assets	247.16	340.90
Allowance for loan losses to total loans	1.01	0.95
Nonperforming assets to total assets	0.18	0.11
Net charge-offs to average loans	0.09	0.14

Capital Ratios:
Shareholders’ equity to total assets	6.02	5.85
Average shareholders’ equity to average total assets	6.22	5.99

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

	At	At
	December 31,	December 31,
	2007	2006
	(in thousands)
	(unaudited)
Real Estate Loans:
Construction	$96,356	$39,588
1-4 Family Residential	237,888	227,354
Other	211,280	181,047
Commercial Loans	154,171	118,962
Municipal Loans	112,523	106,155
Loans to Individuals	149,012	86,041
Total Loans	$961,230	$759,147

	At or for the		At or for the
	Three Months		Years
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
	(dollars in thousands)		(dollars in thousands)
	(unaudited)		(unaudited)

Selected Operating Data:
Total interest income	$30,689	$25,357	$105,741	$96,952
Total interest expense	17,133	15,157	61,863	55,284
Net interest income	13,556	10,200	43,878	41,668
Provision for loan losses	1,397	125	2,351	1,080
Net interest income after provision for loan losses	12,159	10,075	41,527	40,588
Noninterest income
Deposit services	4,808	4,030	17,280	15,482
Gain on securities available for sale	336	265	897	743
Gain on sale of loans	429	454	1,922	1,817
Trust income	544	481	2,106	1,711
Bank owned life insurance income	337	298	1,142	1,067
Other	761	702	3,071	2,661
Total noninterest income	7,215	6,230	26,418	23,481
Noninterest expense
Salaries and employee benefits	7,717	6,601	29,361	28,275
Occupancy expense	1,262	1,179	4,881	4,777
Equipment expense	279	232	1,017	899
Advertising, travel & entertainment	579	452	1,812	1,742
ATM and debit card expense	263	256	1,006	955
Director fees	211	144	605	587
Supplies	205	133	692	637
Professional fees	304	380	1,268	1,386
Postage	194	158	662	618
Telephone and communications	223	194	800	723
Other	1,814	1,121	5,181	4,368
Total noninterest expense	13,051	10,850	47,285	44,967
Income before income tax expense	6,323	5,455	20,660	19,102
Provision for income tax expense	1,489	1,276	3,976	4,100
Net income	$4,834	$4,179	$16,684	$15,002

Common share data:
Weighted-average basic shares outstanding	13,119	12,939	13,057	12,874
Weighted-average diluted shares outstanding	13,467	13,418	13,445	13,370
Net income per common share
Basic	$0.37	$0.32	$1.28	$1.16
Diluted	0.36	0.31	1.24	1.12
Book value per common share	-	-	10.07	8.52
Cash dividend declared per common share	0.15	0.14	0.50	0.47

Selected Performance Ratios:
Return on average assets	0.92%	0.88%	0.87%	0.81%
Return on average shareholders’ equity	15.02	14.11	14.05	13.48
Average yield on interest earning assets	6.44	5.84	6.10	5.74
Average yield on interest bearing liabilities	4.28	4.19	4.30	3.89
Net interest spread	2.16	1.65	1.80	1.85
Net interest margin	2.94	2.45	2.64	2.57
Average interest earnings assets to average interest bearing liabilities	122.36	123.44	124.02	122.98
Noninterest expense to average total assets	2.47	2.28	2.48	2.42
Efficiency ratio	60.61	63.73	64.86	66.27

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Years Ended
	December 31, 2007			December 31, 2006
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$809,906	$58,002	7.16%	$722,252	$48,397	6.70%
Loans Held For Sale	3,657	191	5.22%	4,651	246	5.29%
Securities:
Investment Securities (Taxable)(4)	52,171	2,580	4.95%	54,171	2,498	4.61%
Investment Securities (Tax-Exempt)(3)(4)	43,486	3,065	7.05%	43,931	3,134	7.13%
Mortgage-backed and Related Securities (4)	852,880	43,767	5.13%	891,015	44,401	4.98%
Total Securities	948,537	49,412	5.21%	989,117	50,033	5.06%
Federal Home Loan Bank and Federal Reserve Bank stock and other investments, at cost	20,179	1,193	5.91%	27,969	1,409	5.04%
Interest Earning Deposits	769	41	5.33%	692	35	5.06%
Federal Funds Sold	2,933	144	4.91%	1,148	57	4.97%
Total Interest Earning Assets	1,785,981	108,983	6.10%	1,745,829	100,177	5.74%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	42,724			42,906
Bank Premises and Equipment	35,746			33,298
Other Assets	51,968			42,716
Less: Allowance for Loan Loss	(7,697)			(7,231)
Total Assets	$1,908,722			$1,857,518
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$52,106	676	1.30%	$50,764	645	1.27%
Time Deposits	564,613	27,666	4.90%	467,174	20,516	4.39%
Interest Bearing Demand Deposits	414,293	13,116	3.17%	349,375	9,529	2.73%
Total Interest Bearing Deposits	1,031,012	41,458	4.02%	867,313	30,690	3.54%
Short-term Interest Bearing Liabilities	278,002	13,263	4.77%	376,696	16,534	4.39%
Long-term Interest Bearing Liabilities – FHLB Dallas	95,268	4,357	4.57%	154,983	6,379	4.12%
Long-term Debt (5)	35,802	2,785	7.78%	20,619	1,681	8.04%
Total Interest Bearing Liabilities	1,440,084	61,863	4.30%	1,419,611	55,284	3.89%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	328,711			314,241
Other Liabilities	20,997			12,403
Total Liabilities	1,789,792			1,746,255
Minority Interest in Southside Financial Group	151			-
SHAREHOLDERS’ EQUITY	118,779			111,263
Total Liabilities and Shareholders’ Equity	$1,908,722			$1,857,518
NET INTEREST INCOME		$47,120			$44,893
NET YIELD ON AVERAGE EARNING ASSETS			2.64%			2.57%
NET INTEREST SPREAD			1.80%			1.85%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $2,289 and $2,230 for the years ended December 31, 2007 and 2006, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $953 and $995 for the years ended December 31, 2007 and 2006, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by Southside Bancshares, Inc. to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities issued August 8, 2007 and Southside Statutory Trust V of $12.5 million of trust preferred securities issued August 10, 2007 and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust I of $3.5 million of trust preferred securities, acquired by Southside Bancshares, Inc. October 10, 2007.

Note: As of December 31, 2007 and 2006, loans totaling $2,913 and $1,333, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Three Months Ended
	December 31, 2007			December 31, 2006
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$926,387	$18,065	7.74%	$747,439	$12,833	6.81%
Loans Held For Sale	3,063	42	5.44%	4,259	55	5.12%
Securities:
Investment Securities (Taxable)(4)	45,426	576	5.03%	49,146	592	4.78%
Investment Securities (Tax-Exempt)(3)(4)	48,395	844	6.92%	41,372	745	7.14%
Mortgage-backed and Related Securities (4)	892,567	11,688	5.20%	902,131	11,494	5.05%
Total Securities	986,388	13,108	5.27%	992,649	12,831	5.13%
Federal Home Loan Bank and Federal Reserve Bank stock and other investments, at cost	20,499	248	4.80%	26,490	363	5.44%
Interest Earning Deposits	1,313	15	4.53%	660	11	6.61%
Federal Funds Sold	5,401	64	4.70%	1,473	20	5.39%
Total Interest Earning Assets	1,943,051	31,542	6.44%	1,772,970	26,113	5.84%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	45,471			40,185
Bank Premises and Equipment	39,819			32,938
Other Assets	75,480			46,897
Less: Allowance for Loan Loss	(8,800)			(7,287)
Total Assets	$2,095,021			$1,885,703
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$52,937	171	1.28%	$50,639	166	1.30%
Time Deposits	614,920	7,611	4.91%	516,526	6,176	4.74%
Interest Bearing Demand Deposits	468,353	3,695	3.13%	345,325	2,564	2.95%
Total Interest Bearing Deposits	1,136,210	11,477	4.01%	912,490	8,906	3.87%
Short-term Interest Bearing Liabilities	303,693	3,492	4.56%	364,624	4,298	4.68%
Long-term Interest Bearing Liabilities – FHLB Dallas	88,164	1,042	4.69%	138,563	1,515	4.34%
Long-term Debt (5)	59,958	1,122	7.42%	20,619	438	8.31%
Total Interest Bearing Liabilities	1,588,025	17,133	4.28%	1,436,296	15,157	4.19%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	355,289			317,794
Other Liabilities	23,634			14,112
Total Liabilities	1,966,948			1,768,202
Minority Interest in Southside Financial Group	400			-
SHAREHOLDERS’ EQUITY	127,673			117,501
Total Liabilities and Shareholders’ Equity	$2,095,021			$1,885,703
NET INTEREST INCOME		$14,409			$10,956
NET YIELD ON AVERAGE EARNING ASSETS			2.94%			2.45%
NET INTEREST SPREAD			2.16%			1.65%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $584 and $520 for the three month periods ended December 31, 2007 and 2006, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $269 and $236 for the three months ended December 31, 2007 and 2006, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by Southside Bancshares, Inc. to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities and Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust I of $3.5 million of trust preferred securities, acquired by Southside Bancshares, Inc. October 10, 2007.

Note: As of December 31, 2007 and 2006, loans totaling $2,913 and $1,333, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.